UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Technology Center Drive
Suite 300
Stoughton, MA 02072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	COLL	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, Collegium Pharmaceutical, Inc. (the “Company”) is party to a License Agreement (U.S.), dated as of January 13, 2015, with Grünenthal GmbH (“Grünenthal”) (as amended, the “Grünenthal License”) which the Company assumed pursuant to a Consent Agreement, dated as of January 30, 2020 between the Company, Grünenthal and Assertio Therapeutics, Inc. (the “Consent Agreement”) as part of the Company’s 2020 acquisition of Nucynta ER and Nucynta IR (the “Nucynta Products”). As also previously disclosed, in February 2026, Grünenthal filed a complaint in the United States District Court for the District of New Jersey, naming the Company as a defendant, for patent infringement related to the launch of the authorized generic for Nucynta ER (the “Nucynta Litigation”).

On October 15, 2026, the Company and Grünenthal entered into a settlement agreement (the “Settlement Agreement”) to resolve all disputes and claims between the parties, including the Nucynta Litigation. Pursuant to the Settlement Agreement, the parties mutually agreed to terminate the Grünenthal License in its entirety and the Consent Agreement solely with respect to the Territory (as defined in the Consent Agreement), effective on October 15, 2026 following the Company’s payment to Grünenthal of $17,000,000. All obligations of the Company with respect to royalties under the Grünenthal License have been fully and finally discharged and no further royalties will be due pursuant to the Grünenthal License. Except for such termination of the Consent Agreement with respect to the Territory, the Consent Agreement shall continue in full force and effect in accordance with its terms. Pursuant to the Settlement Agreement, Grünenthal has also, among other things, assigned certain patents related to the Nucynta Products to the Company and filed a motion to dismiss the Nucynta Litigation.

The foregoing description of each of the Grünenthal License and Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Grünenthal License and Consent Agreement, copies of which were filed as Exhibit 10.4 and 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 7, 2020, and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2026	Collegium Pharmaceutical, Inc.

	By:	/s/ Colleen Tupper
		Name:	Colleen Tupper
		Title:	Executive Vice President and Chief Financial Officer